                                                                    EXHIBIT 21.1

                        MEDCATH CORPORATION SUBSIDIARIES


Name                                                          Jurisdiction of Organization/Incorporation
----                                                          ------------------------------------------
AHH Management, Inc.                                                   North Carolina
Arizona Heart Hospital, LLC                                            Arizona
Austin MOB, Inc.                                                       North Carolina
CHF Centers of America, LLC                                            North Carolina
DTO Management, Inc.                                                   North Carolina
HHBF, Inc.                                                             North Carolina
Harlingen Hospital Management, Inc.                                    North Carolina
Harlingen Medical Center, Limited Partnership                          North Carolina
Heart Hospital of BK, LLC                                              North Carolina
Heart Hospital of DTO, LLC                                             North Carolina
Heart Hospital IV, L.P.                                                Texas
Heart Hospital of New Mexico, LLC                                      New Mexico
Heart Hospital of South Dakota, LLC `                                  North Carolina
Heart Research Centers International, LLC                              North Carolina
Hospital Management of Bakersfield, Inc.                               California
Hospital Management IV, Inc.                                           North Carolina
Indianapolis Hospital Management, Inc.                                 North Carolina
Lafayette Hospital Management, Inc.                                    North Carolina
Louisiana Heart Hospital, LLC                                          North Carolina
Louisiana Hospital Management, Inc.                                    North Carolina
MedCath of Arkansas, Inc.                                              North Carolina
MedCath Cardiology Consulting &
         Management, Inc.                                              Arizona
MedCath Diagnostics, LLC                                               North Carolina
MedCath Finance Company                                                Arizona
MedCath Holdings, Inc.                                                 Delaware
MedCath Incorporated                                                   North Carolina
MedCath Intermediate Holdings, Inc.                                    Delaware
MedCath of Little Rock, L.L.C.                                         North Carolina
MedCath Management of Ohio, Inc.                                       Ohio
MedCath of Massachusetts, Inc.                                         North Carolina
MedCath of McAllen Limited Partnership                                 North Carolina
MedCath of Texas, Inc.                                                 North Carolina
MedCath of Tucson, L.L.C.                                              North Carolina
NM Hospital Management, Inc.                                           North Carolina
Ohio Cardiac Management, LLC                                           North Carolina
Sioux Falls Hospital Management, Inc.                                  North Carolina
Southern Arizona Heart, Inc.                                           North Carolina
Venture Holdings, Inc.                                                 Arizona
WMS Management, Inc.                                                   Ohio
Weslaco Cath Lab Management, LLC                                       North Carolina
Weslaco Cath Lab Services Limited Partnership                          North Carolina